Exhibit 99.1
Opendoor Announces First Quarter 2021 Financial Results

Total Homes Sold of 2,462, up 190% versus 4Q20
Total Homes Purchased of 3,594, up 78% versus 4Q20
Total Revenue of $747 million, up 200% versus 4Q20
GAAP Gross Profit of $97 million, or 13% of Total Revenue

SAN FRANCISCO, California - May 11, 2021 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading digital platform for residential real estate, today reported financial results for its quarter ended March 31, 2021. Opendoor’s First Quarter 2021 financial results and management commentary can be accessed through the Company’s shareholder letter on the quarterly results page of Opendoor’s investor relations website at https://investor.opendoor.com.
“We are relentless in our pursuit of making it possible to buy, sell, and move at the tap of a button,” said Eric Wu, Co-Founder and CEO of Opendoor. “We exceeded our guidance for Q1 and are experiencing strong momentum as we look forward to the rest of the year. This quarter marked a number of record firsts for us - offer requests, conversion of real sellers and number of market launches. And we did this with an NPS north of 80 from our sellers, reminding us that customers love what we are building. While we are proud of these results, we are energized and focused on the opportunities ahead of us.”
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on May 11, 2021 at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, business strategy and plans, market opportunity and expansion and objectives of management for future operations. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “intend”, “may”, “might”, “opportunity”, “plan”, “possible”, “potential”, “predict”, “project,” “should”, “strategy”, “strive”, “target”, “will”, or “would”, the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to our public securities’ potential liquidity and trading; our ability to raise financing in the future; our success in retaining or recruiting, or changes required in, our offices, key employees or directors; the impact of the regulatory environment and complexities with compliance related to such environment; our ability to remediate our material weaknesses; various factors relating to our business, operations and financial performance, including, but not limited to, the impact of the COVID-19 pandemic on our ability to grow market share; our ability to respond to general economic conditions and the health of the U.S. residential real estate industry. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption "Risk Factors" in our annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021, as updated by our quarterly report on Form 10-Q for the quarter ended March 31, 2021, and our other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About Opendoor
Opendoor’s mission is to empower everyone with the freedom to move. Since 2014, Opendoor has provided people across the U.S. with a radically simple way to buy, sell or trade-in a home online. Opendoor currently operates in a growing number of markets across the U.S.
Contact Information

Investors:
Whitney Kukulka
The Blueshirt Group
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
REVENUE	$747,274	$1,255,795
COST OF REVENUE	650,142	1,164,748
GROSS PROFIT	97,132	91,047
OPERATING EXPENSES:
Sales, marketing and operations	69,066	81,689
General and administrative	222,084	29,583
Technology and development	50,677	15,787
Total operating expenses	341,827	127,059
LOSS FROM OPERATIONS	(244,695)	(36,012)
DERIVATIVE AND WARRANT FAIR VALUE ADJUSTMENT	(15,272)	(1,012)
INTEREST EXPENSE	(10,999)	(27,727)
OTHER INCOME – Net	624	2,675
LOSS BEFORE INCOME TAXES	(270,342)	(62,076)
INCOME TAX EXPENSE	(94)	(120)
NET LOSS	$(270,436)	$(62,196)
Net loss per share attributable to common shareholders:
Basic	$(0.48)	$(0.74)
Diluted	$(0.48)	$(0.74)
Weighted-average shares outstanding:
Basic	565,381	84,027
Diluted	565,381	84,027

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2021	December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,039,876	$1,412,665
Restricted cash	143,311	92,863
Marketable securities	58,619	47,637
Mortgage loans held for sale pledged under agreements to repurchase	8,307	7,529
Escrow receivable	19,264	1,494
Real estate inventory, net	840,632	465,936
Other current assets ($414 and $373 carried at fair value)	33,292	24,987
Total current assets	3,143,301	2,053,111
PROPERTY AND EQUIPMENT – Net	31,042	29,228
RIGHT OF USE ASSETS	47,114	49,517
GOODWILL	30,945	30,945
INTANGIBLES – Net	8,104	8,684
OTHER ASSETS ($10,000 and $0 carried at fair value)	11,206	4,097
TOTAL ASSETS	$3,271,712	$2,175,582
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$41,413	$25,270
Current portion of credit facilities and other secured borrowings	596,563	346,322
Interest payable	1,228	1,081
Lease liabilities, current portion	4,490	20,716
Total current liabilities	643,694	393,389
CREDIT FACILITIES – Net of current portion	136,473	135,467
WARRANT LIABILITIES	62,621	47,349
LEASE LIABILITIES – Net of current portion	45,241	46,625
OTHER LIABILITIES	122	94
Total liabilities	888,151	622,924
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 585,691,729 and 540,714,692 shares issued and outstanding, respectively	58	54
Additional paid-in capital	3,697,382	2,596,012
Accumulated deficit	(1,313,885)	(1,043,449)
Accumulated other comprehensive income	6	41
Total shareholders’ equity	2,383,561	1,552,658
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,271,712	$2,175,582

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(270,436)	$(62,196)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization – net of accretion	10,302	9,522
Amortization of right of use asset	2,457	3,660
Stock-based compensation	238,832	2,970
Derivative and warrant fair value adjustment	15,272	1,012
Gain on settlement of lease liabilities	(5,237)	—
Inventory valuation adjustment	20	6,221
Changes in fair value of derivative instruments	(41)	(44)
Payment-in-kind interest	—	1,349
Net fair value adjustments and gain (loss) on sale of mortgage loans held for sale	(977)	(355)
Origination of mortgage loans held for sale	(32,082)	(17,658)
Proceeds from sale and principal collections of mortgage loans held for sale	32,281	15,453
Changes in operating assets and liabilities:
Escrow receivable	(17,770)	(826)
Real estate inventories	(374,665)	480,170
Other assets	(9,128)	6,379
Accounts payable and other accrued liabilities	15,680	(4,597)
Interest payable	344	(1,590)
Lease liabilities	(9,559)	(3,088)
Net cash (used in) provided by operating activities	(404,707)	436,382
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,141)	(5,684)
Purchase of marketable securities	(34,583)	(69,778)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	23,437	20,310
Purchase of non-marketable equity securities	(10,000)	—
Net cash used in investing activities	(25,287)	(55,152)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	250	411
Proceeds from the February 2021 Offering	886,067	—
Issuance cost of common stock	(28,848)	—
Proceeds from credit facilities and other secured borrowings	704,047	662,268
Principal payments on credit facilities and other secured borrowings	(453,806)	(1,008,407)
Payment of loan origination fees and debt issuance costs	(57)	(1,187)
Net cash provided by (used in) financing activities	1,107,653	(346,915)
NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	677,659	34,315
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,505,528	684,822
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$2,183,187	$719,137
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$9,091	$25,186
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$2,039,876	$409,257
Restricted cash	143,311	309,880
Cash, cash equivalents, and restricted cash	$2,183,187	$719,137

Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution Profit, Contribution Profit After Interest, Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.

The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest, which are non-GAAP financial measures. We believe that Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance in our key markets. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs. Contribution Profit After Interest further impacts gross profit by including interest costs attributable to homes sold during a reporting period. We believe these measures facilitate meaningful period over period comparisons and illustrate our ability to generate returns on assets sold after considering the costs directly related to the assets sold in a given period.
Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. These measures also exclude the impact of certain restructuring costs that are required under GAAP. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory impairment in the current period, and (2) inventory impairment in prior periods. Inventory impairment in the current period is calculated by adding back the inventory impairment charges recorded during the period on homes that remain in inventory at period end. Inventory impairment in prior periods is calculated by subtracting the inventory impairment charges recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit / Margin
We calculate Contribution Profit as Adjusted Gross Profit, minus (1) holding costs incurred in the current period on homes sold during the period, (2) holding costs incurred in prior periods on homes sold in the current period, and (3) direct selling costs incurred on homes sold during the current period. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit as a percentage of revenue.

We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit helps management assess inflows and outflows directly associated with a specific resale cohort.
Contribution Profit / Margin After Interest
We define Contribution Profit After Interest as Contribution Profit, minus interest expense under our senior revolving credit facilities incurred on the homes sold during the period. This may include interest expense recorded in periods prior to the period in which the sale occurred. Our senior revolving credit facilities are secured by our homes in inventory and drawdowns are made on a per-home basis at the time of purchase and are required to be repaid at the time the homes are sold. We do not include interest expense associated with our mezzanine term debt facilities in this calculation as we do not view such facilities as reflective of our expected long term capital structure and cost of financing. Contribution Margin After Interest is Contribution Profit After Interest as a percentage of revenue.
We view this metric as an important measure of business performance. Contribution Profit After Interest helps management assess Contribution Margin performance, per above, when fully burdened with expected long-term costs of financing.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit, Contribution Profit and Contribution Profit After Interest to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages)	March 31, 2021	December 31, 2020	March 31, 2020
Gross profit (GAAP)	$97,132	$38,365	$91,047
Gross Margin	13.0%	15.4%	7.3%
Adjustments:
Inventory impairment – Current Period(1)	20	79	6,222
Inventory impairment – Prior Periods(2)	(114)	(216)	(8,421)
Adjusted Gross Profit	$97,038	$38,228	$88,848
Adjusted Gross Margin	13.0%	15.4%	7.1%
Adjustments:
Direct selling costs(3)	(17,340)	(5,243)	(36,648)
Holding costs on sales – Current Period(4)(5)	(2,126)	(778)	(4,876)
Holding costs on sales – Prior Periods(4)(6)	(1,426)	(750)	(8,768)
Contribution Profit	$76,146	$31,457	$38,556
Homes sold in period	2,462	849	4,908
Contribution Profit per Home Sold	$31	$37	$8
Contribution Margin	10.2%	12.6%	3.1%
Adjustments:
Interest on homes sold – Current Period(7)(8)	(2,333)	(714)	(6,563)
Interest on homes sold – Prior Periods(7)(9)	(902)	(464)	(8,578)
Contribution Profit After Interest	$72,911	$30,279	$23,415
Contribution Margin After Interest	9.8%	12.2%	1.9%
________________
(1)Inventory impairment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(2)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(3)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(4)Holding costs include mainly property taxes, insurance, utilities, association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Consolidated Statements of Operations.
(5)Represents holding costs incurred in the period presented on homes sold in the period presented.
(6)Represents holding costs incurred in prior periods on homes sold in the period presented.
(7)This does not include interest on mezzanine term debt facilities or other indebtedness.
(8)Represents the interest expense under our senior revolving credit facilities incurred on homes sold for the current period during the period.
(9)Represents the interest expense under our senior revolving credit facilities incurred on homes sold for the current period during prior periods.

Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations or not aligned to related revenue.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include impairment costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, impairment costs required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, derivative and warrant fair value adjustment and intangible amortization. It also excludes non-recurring restructuring charges, gain on lease termination, and convertible note payment-in-kind (“PIK”) interest and issuance discount amortization. Adjusted Net Loss also aligns the timing of impairment charges recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended
(in thousands, except percentages)	March 31, 2021	December 31, 2020	March 31, 2020
Net loss (GAAP)	$(270,436)	$(53,998)	$(62,196)
Adjustments:
Stock-based compensation	238,832	28,843	2,970
Derivative and warrant fair value adjustment(1)	15,272	(33,074)	1,012
Intangibles amortization expense(2)	580	580	1,080
Inventory impairment – Current Period(3)	20	79	6,221
Inventory impairment — Prior Periods(4)	(114)	(216)	(8,421)
Restructuring(5)	79	211	889
Convertible note PIK interest and discount amortization(6)	—	14	2,695
Loss on extinguishment of debt	—	11,356	—
Gain on lease termination	(5,237)	—	—
Other(7)	203	4,882	(44)
Adjusted Net Loss	$(20,801)	$(41,323)	$(55,794)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	8,434	4,744	5,046
Property financing(8)	6,980	5,561	18,210
Other interest expense(9)	4,019	4,839	6,822
Interest income(10)	(867)	(725)	(2,680)
Income tax expense	94	(171)	119
Adjusted EBITDA	$(2,141)	$(27,075)	$(28,277)
Adjusted EBITDA Margin	(0.3)%	(10.9)%	(2.3)%
________________
(1)Represents the gains and losses on our warrant liabilities, which are marked to fair value at the end of each period.
(2)Represents amortization of intangibles acquired in the OSN and Open Listings acquisitions which contribute to revenue generation and are recorded as part of purchase accounting. The acquired intangible assets have useful lives ranging from 2 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory impairment — Current Period is the inventory impairment charge recorded during the period presented associated with homes that remain in inventory at period end.
(4)Inventory impairment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(5)Restructuring costs consist mainly of employee termination benefits, relocation packages and retention bonuses as well as costs related to the exiting of certain non-cancelable leases.
(6)Includes non-cash payment-in-kind (“PIK”) interest and amortization of the discount on the convertible notes issued from July through November 2019. We exclude convertible note PIK interest and amortization from Adjusted Net Loss since these are non-cash in nature and were converted into equity in September 2020 when the Company entered into the Convertible Notes Exchange Agreement with the convertible note holders.
(7)Includes primarily gain or loss on disposal of fixed assets, gain or loss on interest rate lock commitments, gain or loss on the sale of marketable securities, accrued legal matters and sublease income.
(8)Includes interest expense on our senior revolving credit facilities and our asset-backed mezzanine term debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, and other interest related costs on our senior revolving credit facilities and our mezzanine term debt facilities.
(10)Consists mainly of interest earned on cash, cash equivalents and marketable securities.